UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : April 18, 2012

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana		59401
(Address of principal executive offices)		(Zip Code)

(800) 570-5688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 18, 2012, Gas Natural Inc. (“Gas Natural”) entered into a non-binding term sheet to acquire John D. Oil and Gas Marketing Company, LLC (“JDOGM”), an Ohio limited liability company engaged in the purchase and re-sale of natural gas. Richard M. Osborne, our Chief Executive Officer and Chairman of the Board, is the majority owner and manager of JDOGM.

Pursuant to the term sheet, the consideration for the purchase of JDOGM shall be paid in shares of common stock of Gas Natural with an initial issuance of common stock valued at $2,875,000 and additional issuances of common stock based on the achievement of certain financial milestones by JDOGM. The transaction is subject to completion of a definitive agreement and other customary terms and conditions, including approval by the shareholders of Gas Natural. Gas Natural plans to delay its 2012 annual meeting of shareholders from its regularly scheduled June date so that the shareholders may vote on the transaction at the annual meeting. The date of the annual meeting will be announced later.

The term sheet is non-binding on the parties and there is no assurance that the transaction will be consummated.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Non-Binding Term Sheet for the Sale and Purchase of John D. Oil and Gas Marketing Company, LLC by and between Gas Natural Inc. and John D. Oil and Gas Marketing Company, LLC dated April 18, 2012

99.2	Press Release dated April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By: /s/ Thomas J. Smith
Name: Thomas J. Smith Title: Chief Financial Officer

Dated: April 24, 2012

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